Exhibit 99.1

Hot Topic, Inc. Announces Quarterly Dividend

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--July 5, 2012--Hot Topic, Inc. (NASDAQ Global Select Market: HOTT) announced today that on June 29, 2012, its Board of Directors declared a regular quarterly dividend of $0.08 per share payable on July 30, 2012 to shareholders of record at the close of business on July 16, 2012.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid offers apparel, lingerie, shoes and accessories designed for various lifestyles for young plus-size women.

CONTACT:
Hot Topic, Inc.
Investor Contacts:
Jim McGinty, CFO 626-839-4681 x2675
George Wehlitz, VP Finance 626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970